Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation 2020 Annual Meeting of Stockholders

to be Held on April 28, 2020 in Virtual Meeting Format Only

MECHANICSBURG, PENNSYLVANIA – April 20, 2020 – As previously announced, in light of public health concerns regarding the coronavirus or COVID-19, Select Medical Holdings Corporation (the “Company”) (NYSE: SEM), will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) in virtual meeting format only. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 11:00 a.m., EDT. Stockholders may attend the Annual Meeting exclusively by visiting the following link: http://www.meetingcenter.io/225455020. To be admitted to the Annual Meeting, stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received and a password. The password for the meeting is SEM2020. Further information regarding this change to the location of the Annual Meeting can be found in the proxy supplement to be filed by the Company with the Securities and Exchange Commission on April 20, 2020.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedicalcorp.com

SOURCE: Select Medical Holdings Corporation